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                                     [LETTERHEAD]

                                                                    EXHIBIT 23.7

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated July 5, 1996 relating to the financial statements of Arbuckle Foods Inc. as at August 31, 1995, which appears in this Current Report on Form 8-K of U.S. Office Products Company.

Yours truly,

THORNE LITTLE

/s/ D.M. Gilliland